Exhibit 10.1

SECOND AMENDMENT TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of January 25, 2016, by and between SIGMATRON INTERNATIONAL, INC., a Delaware corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Bank”).

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Third Amended and Restated Credit Agreement between Borrower and Bank dated as of October 31, 2014 (as amended from time to time, the “Credit Agreement”);

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the same to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

AMENDMENTS

Borrower and Bank hereby agree that the Credit Agreement shall hereby be amended as follows:

1.Section 1.1(a) is hereby amended by replacing the first sentence with the following: “Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including October 31, 2018, not to exceed at any time the aggregate principal amount of the lesser of Thirty Million Dollars ($30,000,000.00) and the Borrowing Base (the “Line of Credit”), the proceeds of which shall be used to finance Borrower's working capital requirements and for general corporate purposes.”

2.Section 1.1(e)(iii) is hereby amended by replacing “the sum of (A) and (B)” with “the sum of (A), (B), (C) and (D)” in the second line of the lead-in clause, replacing “; and” with “;”  at the end of clause (A), and deleting all text in subsection (B) and replacing the same with the following new subsections (B), (C) and (D):

“(B)an amount equal to 90% of the face amount (less reserves, maximum discounts, credits and allowances that may be taken by or granted in each case by

Exhibit 10.1

Borrower to the Account Debtor thereof in connection therewith) of all existing Eligible Insured Foreign Accounts that are set forth in the Borrowing Base Certificate then most recently delivered by Borrower to Bank;

“(C)an amount equal to 40% of the Value of all Eligible Not Consigned Inventory as set forth in the Borrowing Base Certificate then most recently delivered by Borrower to Bank less any reserves established pursuant to an agreement between Borrower and Bank; provided, however, that the amount represented in the Borrowing Base by Eligible Not Consigned Inventory shall on any given date be equal to or less than 50% of the total amount represented in the Borrowing Base by Eligible Accounts plus Eligible Insured Foreign Accounts plus Eligible Not Consigned Inventory; and

“(D)an amount equal to 40% of the Value of all Eligible Consigned Inventory as set forth in the Borrowing Base Certificate then most recently delivered by Borrower to Bank less any reserves established pursuant to an agreement between Borrower and Bank; provided, however, that the Value of all Consigned Inventory shall on any given date be equal to or less than 25% of the Value of Borrower’s total Inventory.”

3.Section 1.1(e)(vi)(G) is hereby amended by deleting all of the text in that section and replacing the same with the following: “it is not owing by any Account Debtor located outside the United States;”.

4.Section 1.1(e)(vii)(F) is hereby amended by deleting all of the text in that section and replacing the same with the following: “it is not rejected, returned, or “dropship” items returned to stock;”.

5.Section 1.1(e)(vii)(H) is hereby amended by deleting all of the text in that section and replacing the same with the following:

“it is located (i) only at premises owned or leased by Borrower within the United States, or (ii) is held by an Account Debtor at one or more places of business of such Account Debtor in the United States if Borrower has delivered to Bank the corresponding Account Debtor Agreement and the Account Debtor has executed and delivered a Waiver Letter in form and substance satisfactory to Bank (all Inventory so held is referred to as “Consigned Inventory”);”.

6.Section 1.1(e)(vii)(J) is hereby amended by inserting the phrase “(other than an Account Debtor holding Consigned Inventory)” after the phrase “or other third party” in that section.

7.Section 1.1(e) is hereby further amended by inserting new clauses (xv) through (xvii) as follows:

“(xv)“Eligible Consigned Inventory” means Consigned Inventory that meets each of the requirements set forth in the definition of Eligible Inventory other than the requirement set forth in Section 1.1(e)(vii)(H).  Consigned Inventory that is at

Exhibit 10.1

any time Eligible Consigned Inventory, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be Eligible Consigned Inventory; provided, however, that if such ineligible Consigned Inventory subsequently meets all of the foregoing requirements, it shall again be deemed Eligible Consigned Inventory.

“(xvi)“Eligible Insured Foreign Accounts” means any of Borrower’s Accounts that (i) meet each of the requirements set forth in the definition of an Eligible Account other than the requirement set forth in Section 1.1(e)(vi)(G), and (ii) is owing by any Account Debtor located outside the United States, where the sale of goods giving rise to such Account is credit enhanced by means of a letter of credit, bankers’ acceptance, insurance or other credit support that is satisfactory to Bank.    An Account of Borrower that is at any time an Eligible Insured Foreign Account, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Insured Foreign Account; provided, however, that if such ineligible Account subsequently meets all of the foregoing requirements, it shall again be deemed an Eligible Insured Foreign Account.

“(xvii)“Eligible Not Consigned Inventory”  means Eligible Inventory other than Eligible Consigned Inventory.”

8.Exhibit A attached hereto shall be added to and made a part of the Credit Agreement as Exhibit A.

ARTICLE II

CONDITIONS PRECEDENT

1.This Amendment shall become effective as of the date first set forth above, provided the following conditions shall have been satisfied:

(i)the Bank (or its counsel) shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower and the Bank;

(ii)the Bank (or its counsel) shall have received the executed Line of Credit Note, amended and restated as of the date hereof and in form and substance satisfactory to the Bank;

(iii)the Bank (or its counsel) shall have received, in form and substance satisfactory to Bank, duly executed Borrowing Base Certificate in the form of Exhibit A;

(iv)the Bank (or its counsel) shall have received, in form and substance satisfactory to Bank, duly executed Corporate Resolutions authorizing execution and delivery of this Amendment and the Line of Credit Note;

(v)the Bank (or its counsel) shall have received, in form and substance satisfactory to Bank, duly executed Certificate of Incumbency;

Exhibit 10.1

(vi)the Bank shall have received from Borrower (a) payment in cash of an amendment fee in the amount of $5,000.00 and (b) in accordance with Section 7.3 of the Credit Agreement, payment of all reasonable out-of-pocket payments, advances, charges, costs and expenses, including reasonable attorneys’ fees (to include reasonable outside counsel fees), expended or incurred by Bank in connection with the preparation of this Amendment and all other documents prepared in connection herewith; and

(vii)the Bank (or its counsel) shall have received such other information, documents and agreements as it may request.

ARTICLE III

GENERAL CLAUSES

1.Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. Borrower and Bank hereby agree that this Amendment constitutes a Loan Document and that the term “Loan Document”, as defined in the Credit Agreement, shall be read and understood, wherever it appears in the Credit Agreement and in any other Loan Document, to include this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

2.Borrower hereby remakes all representations and warranties contained in the Credit Agreement and the other Loan Documents and reaffirms all covenants set forth therein in each case as of the date hereof and as if the same had been set forth in full herein. Borrower further certifies that as of the date of this Amendment, there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

3.This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

4.This Amendment shall be governed by and construed in accordance with the laws of the State of Illinois, but giving effect to federal laws applicable to national banks.

5.The Borrower hereby agrees to take such further action as the Bank shall reasonably request in connection herewith to evidence the agreements herein contained.

[Signature page follows.]

Exhibit 10.1

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

SIGMATRON INTERNATIONAL, INC By: /s/ Linda K. Frauendorfer Name: Linda K. Frauendorfer Title: Chief Financial Officer	WELLS FARGO BANK, NATIONAL ASSOCIATION By: /s/ Griffin S. Knight Name: Griffin S. Knight Title: Relationship Manager